SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 1, 2007

                           GOTTAPLAY INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)



      Nevada                    33-20783-D                     20-1645637
     --------                   ----------                     ----------
(State or other           (Commission File Number)         (IRS Employer ID No.)
jurisdiction of
 incorporation)

                      3226 Rosedale Street, N.W. Suite 200
                              Gig Harbor, WA 98335
                    (Address of principal executive offices)


                           (Former name and address )


                                 (253) 617-7490
              (Registrant's telephone number, including area code)









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ITEM 8.01  OTHER EVENTS.

In July, 2007, a lawsuit was instituted against the Company, and directors John
P. Gorst and Mark H. Levin, by Capital Group Communications, Inc. ("CGC") an investment relations firm. In the lawsuit CGC seeks to void the Company's cancellation of 2,000,000 shares of common stock previously issued to CGC and additional consequential damages. The Company had cancelled the stock based upon, among other things, the non-performance of a July 25, 2006 Agreement. The lawsuit also seeks to recover from the Company, $125,000 that CGC had invested in an independent company with which the Company had previously entered into merger negotiations. We believe we have meritorious defenses to the claims and we intend to vigorously defend action.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2007




GOTTAPLAY INTERACTIVE, INC.
(Registrant)


By:   s/ John Gorst___________
      John Gorst, CEO